Registration No. 333-264388

Filed Pursuant to Rule 433

Dated June 27, 2023

NEWS

For Immediate Release

BMO Launches +/- 3X MAX™ Auto Industry Exchange Traded Notes on NYSE Arca

NEW YORK, June 28, 2023 – Bank of Montreal (“BMO”) is pleased to announce the launch of two new MAX™ Exchange Traded Notes (“ETNs”). MAX™ offers sophisticated investors efficient, tactical leveraged exposure to stocks in specific market sectors in order to manage risk and potentially enhance returns.

The two new MAX ETNs are linked to the performance of the Prime Auto Industry Index. The MAX™ Auto Industry 3x Leveraged ETNs (ticker: CARU) and MAX™ Auto Industry -3x Inverse Leveraged ETNs (ticker: CARD) will start trading today on NYSE Arca.

“We are excited to launch a pair of leveraged and inverse leveraged exchange-traded notes as new MAX ETNs linked to an index that includes stocks of U.S.-listed companies that have operations relating to the automobile industry, including automobile manufacturing, parts and retail, and new and used car dealers,” said Laurence Kaplan, Managing Director, BMO Capital Markets. “We are thrilled to offer sophisticated investors the option to trade auto industry stocks with +/- 3X leverage exposure with CARU and CARD ETNs.”

About MAX™

Launched in 2023, MAX™ is the leveraged and inverse leveraged exchange traded notes brand of BMO. MAX™ ETNs offer sophisticated investors efficient, tactical leveraged exposure to market sectors to manage risk and potentially enhance returns.

For more information, please visit www.maxetns.com.

About BMO Financial Group

BMO Financial Group is the eighth largest bank in North America by assets, with total assets of $1.25 trillion as of April 30, 2023. Serving customers for 200 years and counting, BMO is a diverse team of highly engaged employees providing a broad range of personal and commercial banking, wealth management, global markets and investment banking products and services to over 13 million customers across Canada, the United States, and in select markets globally. Driven by a single purpose, to Boldly Grow the Good in business and life, BMO is committed to driving positive change in the world, and making progress for a thriving economy, sustainable future, and inclusive society.

For News Media Enquiries:

Kelly Hechler, Toronto, Kelly.hechler@bmo.com, (416) 867-3996

MAX™ ETNs

info@maxetns.com, +1-877-369-5412

Internet: www.maxetns.com

The ETNs are senior, unsecured obligations of BMO, and are subject to BMO’s credit risk.

Investment suitability must be determined individually for each investor, and the ETNs may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own financial advisors as to these matters.

The ETNs are not suitable for investors with longer-term investment objectives. In particular, the ETNs should be purchased only by sophisticated investors who do not intend to hold the ETNs as a buy and hold investment, who are willing to actively and continuously monitor their investment and who understand the consequences of investing in and of seeking daily resetting investment results, which are leveraged. The ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. The returns on the ETNs over longer periods of time can, and most likely will, differ significantly from the return on a direct long or short investment in the index.

Prime Indexes and the Index referenced herein are trademarks of Level ETF Ventures LLC (Licensor) and have been licensed for use by Bank of Montreal (Licensee). Licensee’s financial products that are based on the Index are not sponsored, endorsed, sold or promoted by Licensor, and Licensor makes no representation regarding the advisability of trading in such products.

BMO, the issuer of the ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the “SEC”) about each of the offerings to which this press release relates. Please read those documents and the other documents relating to these offerings BMO has filed with the SEC for more complete information about BMO and these offerings. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in these offerings will arrange to send the applicable pricing supplement, the applicable product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.

MAX Auto Industry Exchange Traded Notes

OVERVIEW

The MAX Auto Industry Exchange Traded Notes (ETNs) are linked to the performance of the Prime Auto Industry Index (the "Index"). Each ETN offers investors a return based on changes in the level of the Index on a daily compounded basis, before taking into account fees. Each ETN has a specified leverage factor that is reset daily. This fact sheet relates to two separate ETN offerings.

Ticker	Exchange Traded Note
CARU	MAX Auto Industry 3X Leveraged ETN
CARD	MAX Auto Industry -3X Inverse Leveraged ETN

Each ETN seeks a return on the underlying index ***for a single day.* The ETNs are not "buy and hold" investments and should not be expected to provide its respective return of the underlying index's cumulative return for periods greater than a day.**

THE PRIME AUTO INDUSTRY INDEX

The Prime Auto Industry Index includes stocks of U.S.-listed companies that have operations relating to the automobile industry, including automobile manufacturing, parts and retail, and new and used car dealers. The index's underlying composition is modified liquidity weighted. More information about the index can be found at www.primeindexes.com.

ETN DETAILS	CARU	CARD
Intraday Indicative Note Value	CARUIV	CARDIV
CUSIP	063679476	063679468
ISIN	US0636794762	US0636794689
Daily Investor Fee[1]	0.95% per annum, accrued on a daily basis	0.95% per annum, accrued on a daily basis
Daily Financing / Interest Rate[2]	Federal Reserve Bank Prime Loan Rate plus the Financing Spread of 2.75% per annum, accrued on a daily basis*	US Federal Funds Effective Rate minus the Spread of 2% per annum, accrued on a daily basis**
Leverage Factor	+3X	-3X
Leverage Reset Frequency	Daily	Daily
Exchange	NYSE Arca	NYSE Arca
Issuer	Bank of Montreal	Bank of Montreal
Initial Trade Date	6/27/2023	6/27/2023
Maturity Date	5/28/2043	5/28/2043

INDEX DETAILS	
Index Name	Prime Auto Industry Index
Index Ticker	PCARSNTR
Launch Date	12/19/2022
Rebalance Frequency	Monthly
Weighting	Modified Liquidity
No. of Constituents	22

[1] The Daily Investor Fee is a per annum number that accrues on a daily basis.

[2] The Daily Financing Rate & Daily Interest Rate are per annum numbers that accrue on a daily basis. The Daily Financing Rate applies to CARU and the Daily Interest Rate applies to CARD.

* The Financing Spread will initially be 2.75%, but may be increased to up to 5% at our option.

** The Spread will initially be 2%, but may be increased to up to 4% at our option.

INDEX CONSTITUENTS

Ticker	Name	Weight	Ticker	Name	Weight
F	Ford Motor Co	12.64%	RACE	Ferrari NV	2.85%
TSLA	Tesla Inc	12.64%	AN	AutoNation Inc	2.62%
GM	General Motors Co	9.37%	STLA	Stellantis NV	2.56%
AZO	AutoZone Inc	7.72%	LAD	Lithia Motors Inc	2.27%
ORLY	O'Reilly Automotive Inc	7.63%	ABG	Asbury Automotive Group Inc	1.46%
RIVN	Rivian Automotive Inc	7.63%	PAG	Penske Automotive Group Inc	1.39%
AAP	Advance Auto Parts Inc	5.63%	FSR	Fisker Inc	1.33%
GPC	Genuine Parts Co	5.51%	TM	Toyota Motor Corp-ADR	0.99%
CVNA	Carvana Co	4.81%	GPI	Group 1 Automotive Inc	0.98%
KMX	CarMax Inc	4.21%	HMC	Honda Motor Co Ltd-ADR	0.81%
LCID	Lucid Group Inc	4.20%	CWH	Camping World Holdings Inc	0.75%

As of 6/20/2023. Index weightings and constituents are subject to change.

The ETNs are not insured by the FDIC, and may lose value.

Continued on next page

IMPORTANT RISK INFORMATIONBank of Montreal, the issuer of the ETNs ("Bank of Montreal" or the "Issuer"), has filed a registration statement (including certain pricing supplements, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each of the offerings to which this free writing prospectus relates. Please read those documents and the other documents relating to these offerings that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in these offerings will arrange to send the applicable pricing supplement, the product supplement, the prospectus supplement and the prospectus if so requested by calling toll-free at 1-877-369-5412.The ETNs are senior, unsecured debt obligations of Bank of Montreal and are subject to Bank of Montreal's credit risk.Investment suitability must be determined individually for each investor, and the ETNs may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own financial advisors as to these matters.The ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in the ETNs.The ETNs do not guarantee the return of your investment. If the Closing Indicative Note Value or the Intraday Indicative Value for the ETNs is equal to or less than $0 at any time during an Exchange Business Day (each as defined in the applicable pricing supplement), you will lose all of your investment in the ETNs. Even if the Index Closing Level has increased or decreased, as applicable, from the Initial Index Level, you may receive less than the principal amount of your ETNs upon a call, redemption, at maturity, or if you sell your ETNs, as described more in the applicable pricing supplement. Leverage increases the sensitivity of your ETNs to changes in the level of the Index.The ETNs are not suitable for investors with longer-term investment objectives. In particular, the ETNs should be purchased only by sophisticated investors who do not intend to hold the ETNs as a buy and hold investment, who are willing to actively and continuously monitor their investment and who understand the consequences of investing in and of seeking daily resetting investment results, which are leveraged. Due to the effect of compounding, if the Indicative Note Value changes, any subsequent adverse change of the Index level will result in a larger dollar reduction from the Indicative Note Value than if the Indicative Note Value remained constant. The ETNs are subject to intraday purchase risk. The Indicative Note Value is reset daily, and the leverage or exposure of the ETNs during any given Exchange Business Day may be greater than or less than the amount indicated by the name of the ETN.The ETNs are subject to a call right, which may adversely affect the value of, or your ability to sell, your ETNs. The ETNs do not pay any interest, and you will not have any ownership rights in the Index constituents. The Index Closing Level used to calculate any payment on the ETNs may be different from the Index Closing Level at other times during the term of the ETNs. There are restrictions on your ability to request a redemption of the ETNs, and you will not know the amount due upon redemption at the time you elect to request that the ETNs be redeemed. The Issuer may sell additional ETNs but is under no obligation to do so.Market disruptions may adversely affect your return. Significant aspects of the tax treatment of the ETNs are uncertain.The Intraday Indicative Value and the Indicative Note Value are not the same as the closing price or any other trading price of the ETNs in the secondary market. There is no assurance that your ETNs will be listed or continue to be listed on a securities exchange, and they may not have an active trading market. The value of the ETNs in the secondary market may be influenced by many unpredictable factors.The Issuer or its affiliates may have economic interests that are adverse to those of the holders of the ETNs as a result of its business, hedging and trading activities, or as Calculation Agent of the ETNs (as defined in the applicable pricing supplement), and may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the ETNs, and may do so in the future.The Index has limited actual historical information. The Index Sponsor may adjust the Index in a way that may affect its level, and may, in its sole discretion, discontinue the public disclosure of the intraday Index value and the end-of-day closing value of the Index. The Index lacks diversification and is vulnerable to fluctuations in the applicable sector. A limited number of Index constituents may affect the Index Closing Level, and the Index is not necessarily representative of its focus industry. An Index constituent may be replaced upon the occurrence of certain events.Please see the "Risk Factors" section in the applicable pricing supplement. We urge you to consult with your investment, legal, tax, accounting and other advisors before you invest in the ETNs.Prime Indexes and the Index referenced herein are trademarks of Level ETF Ventures LLC (Licensor) and have been licensed for use by Bank of Montreal (Licensee). Licensee's financial products that are based on the Index are not sponsored, endorsed, sold or promoted by Licensor, and Licensor makes no representation regarding the advisability of trading in such products.Member FINRA, SIPC The ETNs are not insured by the FDIC, and may lose value.Auto Industry Exchange Traded NotesCall Us1-877-369-5412Email Usinfo@maxetns.comVisit Uswww.MAXetns.com

MAX

Auto Industry
Exchange Traded Notes

The return on the Auto Industry Exchanged Traded Notes is linked to a +3X times leveraged or -3X times inverse leveraged participation in the daily performance of the Prime Auto Industry Index, minus the applicable fees. The ETNs are not “buy and hold” investments and should not be expected to provide a +3x times leveraged or -3X times inverse leveraged return, as applicable, of the underlying index’s cumulative return for periods greater than a day.

±3X

CARD

MAX™ Auto Industry -3X Inverse Leveraged ETNs

View product

CARU

MAX™ Auto Industry 3X Leveraged ETNs

View product

How to buy

Sophisticated Investors | **Financial Professionals**

MAX ETNs can be purchased on most trading platforms during normal trading hours, just like many other public securities. Simply search for the ticker symbol of the MAX product you want to buy and follow the instructions to place an order. Alternatively, you can contact your financial advisor or broker account representative. Please note, your advisor or broker may charge commissions or other transaction fees.

Keep in mind that ETNs are complex financial products and you should thoroughly research and understand the risks before buying them. You may also want to consider consulting a financial advisor before making any investment decisions.

MAX

Home Products Resources About Contact Us

Disclosure

Bank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricing supplement, product supplement, prospectus supplement and prospectus) with the SEC for the offerings to which this website relates. Before you invest, you should read those documents and the other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in these offerings will arrange to send the applicable pricing supplement, the product supplement, the prospectus supplement and the prospectus if so requested bycalling toll-free at 1-877-369-5412.BMO Capital Markets Corp., an affiliate of the issuer, acts as the underwriter for the offerings ofthe ETNs.

MAX

MAX™ Auto Industry 3X Leveraged ETNs

CARU

The return on the MAX Auto Industry 3X Leveraged ETNs is linked to a 3X times leveraged participation in the daily performance of the Prime Auto Industry Index, minus the applicable fees. The ETNs are not "buy and hold" investments and should not be expected to provide a 3X times leveraged return of the underlying index's cumulative return for periods greater than a day.

+3X

Product Details

Sector	**Auto Industry**
Ticker	CARU
Intraday Indicative Value Ticker	CARUIV

Index Ticker	PCARSNTR
CUSIP	063679476
Issue Date	Jun 30, 2023
Maturity Date	May 28, 2043

Daily Market Data

Closing Indicative Value	$
Market Capitalization	
ETNs Outstanding	

Documents

Fact Sheet	**View PDF**
Prospectus	**View PDF**

Index Constituents	Weights
TESLA INC	14.95 %
FORD MOTOR CO	13.50 %
GENERAL MOTORS CO	10.10 %

RIVIAN AUTOMOTIVE INC8.16 %CARVANA CO7.58 %O REILLY AUTOMOTIVE INC5.98 %AUTOZONE INC5.64 %GENUINE PARTS CO4.75 %LUCID GROUP INC4.59 %CARMAX INC4.39 %AUTONATION INC2.91 %ADVANCE AUTO PARTS INC2.68 %LITHIA MOTORS INC-CL A2.40 %FERRARI NV2.38 %STELLANTIS NV2.37 %ASBURY AUTOMOTIVE GROUP1.60 %PENSKE AUTOMOTIVE GROUP INC1.42 %FISKER INC1.25 %GROUP 1 AUTOMOTIVE INC1.01 %TOYOTA MOTOR CORP -SPON ADR0.89 %HONDA MOTOR CO LTD-SPONS ADR0.75 %CAMPING WORLD HOLDINGS INC0.70 %as of Jun 7, 2023

Risk Considerations

Key Risks

An investment in the MAX Auto Industry 3X Leveraged ETNs (+3X ETNs) involves risks. Key risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in Bank of Montreal’s pricing supplement for these securities. Capitalized terms used but not defined herein have the meanings set forth in such pricing supplement.

You may lose some or all of your principal - The +3X ETNs do not guarantee any return on your initial investment. The +3X ETNs are leveraged notes, which means they are exposed to three times the risk of any decrease in the Index Level, compounded daily. Due to leverage, the +3X ETNs are very sensitive to changes in the Index Level and the path of such changes. Because the Daily Investor Fee and the Daily Financing Charge reduce your final payment, the Index Level, measured as a component of the closing Indicative Note Value during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, will need to increase by an amount at least equal to the percentage of the principal amount represented by the Daily Investor Fee, the Daily Financing Charge and any Redemption Fee Amount in order for you to receive an aggregate amount at maturity, upon a call or redemption, or if you sell your +3X ETNs, that is equal to at least the principal amount. You may lose some or all of your investment at maturity or call, or upon early redemption.

Credit of issuer - The +3X ETNs are senior unsecured debt obligations of the issuer, Bank of Montreal, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the +3X ETNs, including any payment at maturity, call or upon early redemption, depends on the ability of Bank of Montreal to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Bank of Montreal will affect the market value, if any, of the +3X ETNs prior to maturity, call or early redemption. In addition, in the event Bank of Montreal defaults on its obligations, you may not receive any amounts owed to you under the terms of the +3X ETNs.

Correlation and compounding risk - A number of factors may affect the +3X ETNs’ ability to achieve a high degree of correlation with the performance of the Index, and the

+3X ETNs are not expected to achieve a high degree of correlation with the performance of the Index over periods longer than one day. The leverage is reset daily, the return on the +3X ETNs is path dependent and you will be exposed to compounding of daily returns. As a result, the performance of the +3X ETNs for periods greater than one Index Business Day may be either greater than or less than three times the Index performance, before accounting for the Daily Investor Fee, the Daily Financing Charge and any Redemption Fee Amount.

Path dependence - The return on the +3X ETNs will be highly path dependent. Accordingly, even if the Index Level increases or decreases over the term of the +3X ETNs, or over the term which you hold the +3X ETNs, the value of the +3X ETNs will increase or decrease not only based on any change in the Index Level over a given time period, but also based on the volatility of the Index over that time period. The value of the +3X ETNs will depend not only upon the Index Level at maturity, upon call or upon early redemption, but also on the performance of the Index over each day that you hold the +3X ETNs. It is possible that you will suffer significant losses in the +3X ETNs, even if the long-term performance of the Index is positive. Accordingly, the returns on the +3X ETNs may not correlate with returns on the Index over periods of longer than one day.

Long holding period risk - The +3X ETNs are intended to be daily trading tools for sophisticated investors and are designed to reflect a leveraged long exposure to the performance of the Index on a daily basis; however, their returns over different periods of time can, and most likely will, differ significantly from three times the return on a direct long investment in the Index. The +3X ETNs are very sensitive to changes in the Index Level, and returns on the +3X ETNs may be negatively affected in complex ways by volatility of the Index on a daily or intraday basis. Accordingly, the +3X ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index and of seeking daily compounding leveraged long investment results. Investors should actively and frequently monitor their investments in the +3X ETNs, even intra-day. It is possible that you will suffer significant losses in the +3X ETNs even if the long-term performance of the Index is positive (before taking into account the negative effect of the Daily Investor Fee and the Daily Financing Charge, and the Redemption Fee Amount, if applicable).

Potential total loss of value - If the closing Indicative Note Value of the +3X ETNs is equal to or less than $0 on any Exchange Business Day, then the Indicative Note Value on all future Exchange Business Days will be $0. If the Intraday Indicative Value of the +3X

ETNs is equal to or less than $0 at any time on any Index Business Day, then both the Intraday Indicative Value of the +3X ETNs and the closing Indicative Note Value on that Exchange Business Day, and on all future Exchange Business Days, will be $0. If the Indicative Note Value is $0, the Cash Settlement Amount will be $0.

Leverage risk - The +3X ETNs are three times leveraged and, as a result, the +3X ETNs will benefit from three times any positive, but will decline based on three times any negative, daily performance of the Index. However, the leverage of the +3X ETNs may be greater or less than 3.0 during any given Index Business Day. Volatility of the Index level may have a significant negative effect on the value of the +3X ETNs.

The Index has a limited actual performance history - The Index was launched in December 2022. Because the Index is of recent origin and limited actual historical performance data exists with respect to it, your investment in the +3X ETNs may involve a greater risk than investing in securities linked to one or more indices with a more established record of performance.

The Index lacks diversification and is concentrated in one sector, and has a limited number of Index components - All of the stocks included in the Index are issued by companies in the automobile industry, including automobile manufacturing, parts and retail, and new and used car dealers. As a result, the +3X ETNs will not benefit from the diversification that could result from an investment linked to an index of companies that operate in multiple sectors. Any decrease in the market price of any of those stocks is likely to have a substantial negative impact on the Closing Index Level and a substantial adverse impact on the value of the +3X ETNs. Giving effect to leverage, negative changes in the performance of one Index component will be magnified and have a material adverse effect on the value of the +3X ETNs.

We may replace the Index with a different index - We may substitute a different index for the Index. The performance of any new index to which the ETNs are linked may perform differently than the Index over the remaining term of the ETNs. Any such replacement index may have risks that are different from, or additional to, the Index. Accordingly, if we exercise this right, the payments on the ETNs may be adversely affected.

A trading market for the +3X ETNs may not develop - The +3X ETNs are listed on the NYSE Arca under the symbol “CARU.” However, a trading market for the +3X ETNs may not develop. We are not required to maintain any listing of the +3X ETNs on the NYSE Arca or any other exchange.

The Intraday Indicative Value is not the same as the trading price of the +3X ETNs in the secondary market - The Intraday Indicative Value of the +3X ETNs will be calculated and published every 15 seconds on each Exchange Business Day during normal trading hours on Bloomberg under the ticker symbol CARUIV so long as no Market Disruption Event has occurred or is continuing. The trading price of the +3X ETNs at any time is the price at which you may be able to sell your +3X ETNs in the secondary market at such time, if one exists. The trading price of the +3X ETNs at any time may vary significantly from the Intraday Indicative Value of the +3X ETNs at such time.

Paying a premium purchase price over the Intraday Indicative Value of the +3X ETNs could lead to significant losses in the event one sells such +3X ETNs at a time when such premium is no longer present in the marketplace or the +3X ETNs are called - Paying a premium purchase price over the Intraday Indicative Value of the +3X ETNs could lead to significant losses in the event one sells the +3X ETNs at a time when such premium is no longer present in the marketplace or if the +3X ETNs are called, in which case investors will receive a cash payment in an amount based on the arithmetic mean of the closing Indicative Note Value of the +3X ETNs during the Call Measurement Period. Before trading in the secondary market, you should compare the Intraday Indicative Value with the then-prevailing trading price of the +3X ETNs.

Call right - We may elect to redeem all or a portion of the outstanding +3X ETNs at any time. If we exercise our Call Right, the Call Settlement Amount may be less than the principal amount of your +3X ETNs. Any exercise by us of our Call Right could present a conflict between your interest in the +3X ETNs and our interests in determining whether to call the +3X ETNs.

Minimum redemption amount - You must elect to redeem at least 25,000 +3X ETNs for us to repurchase your +3X ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your +3X ETNs for redemption with those of other investors to reach this minimum requirement, and there can be no assurance that they can or will do so. Therefore, your ability to elect redemption of the +3X ETNs may be limited.

Your redemption election is irrevocable - You will not be able to rescind your election to redeem your +3X ETNs after your redemption notice is received by us. Accordingly, you will be exposed to market risk if the Index Level decreases after we receive your offer and the Redemption Amount is determined on the Redemption Measurement Date. You will not know the Redemption Amount at the time that you submit your irrevocable redemption notice.

No interest payments or ownership rights - The +3X ETNs do not pay any interest. You will not have any ownership rights in the Index components, nor will you have any right to receive dividends or other distributions paid to holders of the Index components, except as reflected in the Index Level.

Potential conflicts - We and our affiliates play a variety of roles in connection with the issuance of the +3X ETNs, including acting as an agent of the issuer for the offering of the +3X ETNs, making certain calculations and determinations that may affect the value of the +3X ETNs and hedging our obligations under the +3X ETNs. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the +3X ETNs, which creates an additional incentive to sell the +3X ETNs to you. In performing these activities, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the +3X ETNs.

Uncertain tax treatment - Significant aspects of the tax treatment of the +3X ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

- Bank of Montreal and its affiliates do not provide tax advice, and nothing contained herein should be construed as tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments): (i) is not intended or written to be used, and cannot be used, by you for the purposes of avoiding U.S. tax-related penalties, and (ii) was written to support the promotion of marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from your independent tax advisor.

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DisclosureBank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricingsupplement, product supplement, prospectus supplement and prospectus) with the SEC for theofferings to which this website relates. Before you invest, you should read those documents andthe other documents that Bank of Montreal has filed with the SEC for more complete informationabout Bank of Montreal and these offerings. These documents may be obtained without cost byvisiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent orany dealer participating in these offerings will arrange to send the applicable pricing supplement,the product supplement, the prospectus supplement and the prospectus if so requested bycalling toll-free at 1-877-369-5412.BMO Capital Markets Corp., an affiliate of the issuer, acts as the underwriter for the offerings ofthe ETNs.HomeProductsResourcesAboutContact Us

MAX

MAX™ Auto Industry -3X Inverse Leveraged ETNs

CARD

The return on the MAX Auto Industry -3X Leveraged ETNs is linked to a 3X times inverse leveraged participation in the daily performance of the Prime Auto Industry Index, minus the applicable fees. The ETNs are not "buy and hold" investments and should not be expected to provide a 3X times inverse leveraged return of the underlying index's cumulative return for periods greater than a day.

-3X

Product Details

Sector	**Auto Industry**
Ticker	CARD
Intraday Indicative Value Ticker	CARDIV

Index Ticker	PCARSNTR
CUSIP	063679468
Issue Date	Jun 30, 2023
Maturity Date	May 28, 2043

Daily Market Data

Closing Indicative Value	$
Market Capitalization	
ETNs Outstanding	

Documents

Fact Sheet	View PDF
Prospectus	View PDF

Index Constituents	Weights
TESLA INC	14.95 %
FORD MOTOR CO	13.50 %

GENERAL MOTORS CO10.10 %RIVIAN AUTOMOTIVE INC8.16 %CARVANA CO7.58 %O REILLY AUTOMOTIVE INC5.98 %AUTOZONE INC5.64 %GENUINE PARTS CO4.75 %LUCID GROUP INC4.59 %CARMAX INC4.39 %AUTONATION INC2.91 %ADVANCE AUTO PARTS INC2.68 %LITHIA MOTORS INC-CL A2.40 %FERRARI NV2.38 %STELLANTIS NV2.37 %ASBURY AUTOMOTIVE GROUP1.60 %PENSKE AUTOMOTIVE GROUP INC1.42 %FISKER INC1.25 %GROUP 1 AUTOMOTIVE INC1.01 %TOYOTA MOTOR CORP -SPON ADR0.89 %HONDA MOTOR CO LTD-SPONS ADR0.75 %CAMPING WORLD HOLDINGS INC0.70 %as of Jun 7, 2023

Risk Considerations

Key Risks

An investment in the MAX Auto Industry -3X Inverse Leveraged ETNs (-3X ETNs) involves risks. Key risks are summarized here, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in Bank of Montreal's pricing supplement for these securities. Capitalized terms used but not defined herein have the meanings set forth in such pricing supplement.

The -3X ETNs are linked to the inverse performance of the Index - An investment in the -3X ETNs is linked to the inverse, or "short," performance of the Index. Therefore, notwithstanding the gains resulting from the daily interest, if any, and the cumulative negative effect of the daily investor fee, your -3X ETNs will generally appreciate as the Index Level decreases and will decrease in value as the Index Level increases. You may lose some or all of your investment if the Index Level increases over the term of your -3X ETNs.

You may lose some or all of your principal - The -3X ETNs do not guarantee any return on your initial investment. The -3X ETNs are leveraged inverse notes, which means they are exposed to three times the risk of any increase in the Index Level, compounded daily. Due to leverage, the -3X ETNs are very sensitive to changes in the Index Level and the path of such changes. Because the Daily Investor Fee and any negative Daily Interest reduce your final payment, the Index Level, measured as a component of the closing Indicative Note Value during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, will need to decrease by an amount at least equal to the percentage of the principal amount represented by the Daily Investor Fee, any negative Daily Interest and any Redemption Fee Amount in order for you to receive an aggregate amount at maturity, upon a call or redemption, or if you sell your -3X ETNs, that is equal to at least the principal amount. You may lose some or all of your investment at maturity or call, or upon early redemption.

Credit of issuer - The -3X ETNs are senior unsecured debt obligations of the issuer, Bank of Montreal, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the -3X ETNs, including any payment at maturity, call or upon early redemption, depends on the ability of Bank of Montreal to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Bank of Montreal will affect the market value, if any, of the -3X ETNs prior to maturity, call or early redemption. In addition, in the event Bank of Montreal defaults on its obligations, you may not receive any amounts owed to you under the terms of the -3X ETNs.

The Daily Interest may be negative - Although the Daily Interest will be added to the Deposit Amount, the Daily Interest will be negative on any Exchange Business Day on which the Daily Interest Rate is negative. On those Exchange Business Days, the Daily Interest will be subtracted from the Deposit Amount, which, in turn, will reduce the Indicative Note Value and the amount that you will receive for your -3X ETNs at maturity, call or redemption.

Correlation and compounding risk - A number of factors may affect the -3X ETNs' ability to achieve a high degree of correlation with the performance of the Index, and the -3X ETNs are not expected to achieve a high degree of correlation with the performance of the Index over periods longer than one day. The leverage is reset daily, the return on the -3X ETNs is path dependent and you will be exposed to compounding of daily returns. As a result, the performance of the -3X ETNs for periods greater than one Index Business Day may be either greater than or less than three times the inverse of the Index performance, before accounting for the Daily Investor Fee, any negative Daily Interest and any Redemption Fee Amount.

Path dependence - The return on the -3X ETNs will be highly path dependent. Accordingly, even if the Index Level decreases or increases over the term of the -3X ETNs, or over the term which you hold the -3X ETNs, the value of the -3X ETNs will increase or decrease not only based on any change in the Index Level over a given time period but also based on the volatility of the Index over that time period. The value of the -3X ETNs will depend not only upon the Index Level at maturity, upon call or upon early redemption, but also on the performance of the Index over each day that you hold the -3X ETNs. It is possible that you will suffer significant losses in the -3X ETNs, even if the long-term performance of the Index is negative. Accordingly, the returns on the -3X ETNs may not correlate with returns on the Index over periods of longer than one day.

Long holding period risk - The -3X ETNs are intended to be daily trading tools for sophisticated investors and are designed to reflect a leveraged inverse exposure to the performance of the Index on a daily basis; however, their returns over different periods of time can, and most likely will, differ significantly from three times the return on a direct inverse investment in the Index. The -3X ETNs are very sensitive to changes in the Index Level, and returns on the -3X ETNs may be negatively affected in complex ways by volatility of the Index on a daily or intraday basis. Accordingly, the -3X ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index and of seeking daily compounding leveraged inverse investment results. Investors should actively and frequently monitor their investments in the -3X ETNs, even intra-day. It is possible that you will suffer significant losses in the -3X ETNs even if the long-term performance of the Index is negative (before taking into account the negative effect of the Daily Investor Fee and the Daily Interest, and the Redemption Fee Amount, if applicable).

Potential total loss of value - If the closing Indicative Note Value of the -3X ETNs is equal to or less than $0 on any Exchange Business Day, then the Indicative Note Value on all future Exchange Business Days will be $0. If the Intraday Indicative Value of the -3X ETNs is equal to or less than $0 at any time on any Index Business Day, then both the Intraday Indicative Value of the -3X ETNs and the closing Indicative Note Value on that Exchange Business Day, and on all future Exchange Business Days, will be $0. If the Indicative Note Value is $0, the Cash Settlement Amount will be $0.

Leverage risk - The -3X ETNs are three times leveraged and, as a result, the -3X ETNs will benefit from three times any negative, but will decline based on three times any positive, daily performance of the Index. However, the leverage of the -3X ETNs may be greater or less than -3.0 during any given Index Business Day. Volatility of the Index level may have a significant negative effect on the value of the -3X ETNs.

The Index has a limited actual performance history - The Index was launched in December 2022. Because the Index is of recent origin and limited actual historical performance data exists with respect to it, your investment in the -3X ETNs may involve a greater risk than investing in securities linked to one or more indices with a more established record of performance.

The Index lacks diversification and is concentrated in one sector, and has a limited number of Index components - All of the stocks included in the Index are issued by companies in the automobile industry, including automobile manufacturing, parts and retail, and new and used car dealers. As a result, the -3X ETNs will not benefit from the diversification that could result from an investment linked to an index of companies that operate in multiple sectors. Any increase in the market price of any of those stocks is likely to have a substantial positive impact on the Closing Index Level and a substantial adverse impact on the value of the -3X ETNs. Giving effect to leverage, positive changes in the performance of one Index component will be magnified and have a material adverse effect on the value of the -3X ETNs.

We may replace the Index with a different index - We may substitute a different index for the Index. The performance of any new index to which the ETNs are linked may perform differently than the Index over the remaining term of the ETNs. Any such replacement index may have risks that are different from, or additional to, the Index. Accordingly, if we exercise this right, the payments on the ETNs may be adversely affected.

A trading market for the -3X ETNs may not develop - The -3X ETNs are listed on the NYSE Arca under the symbol "CARD." However, a trading market for the -3X ETNs may not develop. We are not required to maintain any listing of the -3X ETNs on the NYSE Arca or any other exchange.

The Intraday Indicative Value is not the same as the trading price of the -3X ETNs in the secondary market - The Intraday Indicative Value of the -3X ETNs will be calculated and published every 15 seconds on each Exchange Business Day during normal trading hours on Bloomberg under the ticker symbol CARDIV so long as no Market Disruption Event has occurred or is continuing. The trading price of the -3X ETNs at any time is the price at which you may be able to sell your -3X ETNs in the secondary market at such time, if one exists. The trading price of the -3X ETNs at any time may vary significantly from the Intraday Indicative Value of the -3X ETNs at such time.

Paying a premium purchase price over the Intraday Indicative Value of the -3X ETNs could lead to significant losses in the event one sells such -3X ETNs at a time when such premium is no longer present in the marketplace or the -3X ETNs are called - Paying a premium purchase price over the Intraday Indicative Value of the -3X ETNs could lead to significant losses in the event one sells the -3X ETNs at a time when such premium is no longer present in the marketplace or if the -3X ETNs are called, in which case investors will receive a cash payment in an amount based on the arithmetic mean of the closing Indicative Note Value of the -3X ETNs during the Call Measurement Period. Before trading in the secondary market, you should compare the Intraday Indicative Value with the then-prevailing trading price of the -3X ETNs.

Call right - We may elect to redeem all or a portion of the outstanding -3X ETNs at any time. If we exercise our Call Right, the Call Settlement Amount may be less than the principal amount of your -3X ETNs. Any exercise by us of our Call Right could present a conflict between your interest in the -3X ETNs and our interests in determining whether to call the -3X ETNs.

Minimum redemption amount - You must elect to redeem at least 25,000 -3X ETNs for us to repurchase your -3X ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your -3X ETNs for redemption with those of other investors to reach this minimum requirement, and there can be no assurance that they can or will do so. Therefore, your ability to elect redemption of the -3X ETNs may be limited.

Your redemption election is irrevocable - You will not be able to rescind your election to redeem your -3X ETNs after your redemption notice is received by us. Accordingly, you will be exposed to market risk if the Index Level decreases after we receive your offer and the Redemption Amount is determined on the Redemption Measurement Date. You will not know the Redemption Amount at the time that you submit your irrevocable redemption notice.

No interest payments or ownership rights - The -3X ETNs do not pay any interest. You will not have any ownership rights in the Index components, nor will you have any right to receive dividends or other distributions paid to holders of the Index components, except as reflected in the Index Level.

Potential conflicts - We and our affiliates play a variety of roles in connection with the issuance of the -3X ETNs, including acting as an agent of the issuer for the offering of the -3X ETNs, making certain calculations and determinations that may affect the value of the -3X ETNs and hedging our obligations under the -3X ETNs. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the -3X ETNs, which creates an additional incentive to sell the -3X ETNs to you. In performing these activities, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the -3X ETNs.

Uncertain tax treatment - Significant aspects of the tax treatment of the -3X ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

CARUJETD- Bank of Montreal and its aliates do not provide tax advice, and nothing containedherein should be construed as tax advice. Please be advised that any discussion of U.S.tax matters contained herein (including any attachments): (i) is not intended or written tobe used, and cannot be used, by you for the purposes of avoiding U.S. tax-relatedpenalties, and (ii) was written to support the promotion of marketing of the transactionsor other matters addressed herein. Accordingly, you should seek advice based on yourparticular circumstances from your independent tax advisor.More ProductsMAX? AutoIndustry 3XLeveraged ETNsView productMAX? Airlines-3X InverseLeveraged ETNsView productRead less

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Disclosure

Bank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricing supplement, product supplement, prospectus supplement and prospectus) with the SEC for the offerings to which this website relates. Before you invest, you should read those documents and the other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in these offerings will arrange to send the applicable pricing supplement, the product supplement, the prospectus supplement and the prospectus if so requested by calling toll-free at 1-877-369-5412.

BMO Capital Markets Corp., an affiliate of the issuer, acts as the underwriter for the offerings of the ETNs.